[GRAPHIC OMITTED]

CONTACT:   Susan Lorenzo
           Director of Communications
           (631) 667-1200, ext. 124

           Joseph P. Ciavarella
           Vice President and
           Chief Financial Officer
           (631) 667-1200, ext. 233


                              FOR IMMEDIATE RELEASE


             LANGER, INC. REPORTS RECORD REVENUE FOR THE YEAR ENDED
                               DECEMBER 31, 2003;
                  CONFERENCE CALL SCHEDULED FOR MARCH 31, 2004


     Deer Park, New York - March 30, 2004 - Langer, Inc. (NASDAQ:GAIT) today reported a net loss for the year ended December 31, 2003 of $(5,471) or $(.00) per share as compared to $(1,105,657) or $(.26) per share in 2002.

     Net sales for the year ended December 31, 2003 were $24,720,515 or 32% above net sales of $18,676,503 for the year ended December 31, 2002.

     Net sales of custom orthotic products for the year ended December 31, 2003 were $19,115,633 or 30% above the net sales of custom orthotic products of $14,668,572 for the year ended December 31, 2002. Net sales of custom orthotic products for the 2003 year included approximately $1,624,000 of net sales resulting from the acquisition of Bi-Op Laboratories, Inc. (Bi-Op) in January 2003. Net sales of custom orthotic products for the year ended December 31, 2003, exclusive of net sales attributable to the Bi-Op acquisition, increased approximately $2,823,000 or 19% as compared to the year ended December 31, 2002. Approximately $2 million of the increase is attributable to organic year over year growth with the balance attributable to the full year effect of Benefoot which was acquired in May 2002.

     Net sales of distributed products for the year ended December 31, 2003 were $5,604,882 as compared to $4,007,931 for the year ended December 31, 2002. The primary reason for the increase is the full year effect of the Benefoot acquisition.

     Andrew H. Meyers, Langer's President and Chief Executive Officer, said "We are pleased with the continued improvements in net sales across both product lines. This growth reinforces Langer's commitment to seeking to become a comprehensive resource for practitioners providing lower extremity care."

     Overall cost of sales were generally consistent with the increase in sales with gross profit decreasing slightly from 35.9% to 35.1% for the year ended December 31, 2003.

     Selling expenses as a percentage of sales for the year ended December 31, 2003 decreased to 12.6% as compared to 16.9% for the year ended December 31, 2002.

     General and administrative costs as a percentage of sales for the year ended December 31, 2003 improved to 19.3% as compared to 20.7% for the year ended December 31, 2002.

     Working capital at December 31, 2003 was approximately $7,434,000 as compared to approximately $10,569,000 at December 31, 2002. Cash and cash equivalents at December 31, 2003 approximated $5,534,000 as compared to approximately $9,412,000 at December 31, 2002. The decrease in cash is primarily attributable to payments made in connection with the acquisitions of Benefoot and Bi-Op, as well as investment in infrastructure, primarily the installation and implementation of a new information technology system.

     Mr. Meyers further stated "I am pleased by the decrease, as a percentage of net sales, in selling, general and administrative costs in 2003 from 2002 as we more effectively leveraged our management team over a larger organization. We are grateful that our efforts to grow revenue and operating income have yielded positive results."

     In reviewing acquisitions completed in 2002 and 2003, Mr. Meyers stated "The acquisitions of Benefoot and Bi-Op helped create synergies, introduce new products, and expand our customer base for lower extremity products. Through the Benefoot acquisition, Langer became the exclusive domestic provider of custom Birkenstock(R) sandals and clogs as well as one of the largest providers of therapeutic footwear to podiatrists. The Bi-Op acquisition will allow us to better service our Canadian customers which make up approximately 15% of the Company's overall revenue."

     Langer will be hosting a conference call on March 31, 2004, at 10:00 am
(EST) to discuss the year end results. There are two ways to participate in the conference call--via conference call or webcast. Domestic callers may dial in at 1-800-478-6251. Callers should dial in five to ten minutes before the scheduled start time and reference the confirmation code of 411042. Access the webcast by visiting Langer, Inc.'s website (http://www.langerinc.com). You may listen by clicking on the microphone.

     An archived copy of the call will be available to replay beginning at 2pm on March 31 by accessing the Langer homepage or typing the following information into your web browser:
http://www.firstcallevents.com/service/ajwz402854338gf12.html .

     Langer, Inc., based in Deer Park, Long Island, New York, with additional fabricating facilities in Brea, California, Montreal, Canada and Stoke-On-Trent, UK, and a sales office in Toronto, Canada, is a leading provider of high quality orthotics and gait-related products sold to practitioners treating musculo-skeletal disorders.

     Statements in this press release may be "forward-looking statements." These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "plans," "intends," "estimates," "projects," "could," "may," "will," "should", or "anticipates" or the negative thereof, other variations thereon or comparable terminology, or by discussions of strategy. No assurance can be given that future results covered by the forward-looking statements will be achieved. Such forward-looking statements include, but are not limited to, those relating to the Company's financial and operating prospects, future opportunities, the Company's acquisition strategy and ability to integrate acquired companies and assets, outlook of customers, and reception of new products, technologies, and pricing. In addition, such forward looking statements involve known and unknown risks, uncertainties, and other factors including those described from time to time in the Company's Registration Statement on Form S-3, most recent Form 10-K and 10-Q's and other Company filings with the Securities and Exchange Commission which may cause the actual results, performance or achievements of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Also, the Company's business could be materially adversely affected and the trading price of the Company's common stock could decline if any such risks and uncertainties develop into actual events. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release.


                                       ###

                          LANGER, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                             TEN MONTHS
                                                                             YEAR ENDED      YEAR ENDED         ENDED
                                                                             DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                                                 2003            2002           2001
                                                                             ------------    ------------    ------------
Net sales                                                                    $ 24,720,515    $ 18,676,503    $ 10,936,112
Cost of sales                                                                  16,049,790      11,962,104       6,934,402
                                                                             ------------    ------------    ------------
          Gross profit                                                          8,670,725       6,714,399       4,001,710

General and administrative expenses                                             4,775,142       3,867,882       2,425,177
Selling expenses                                                                3,131,197       3,151,205       1,294,991
Research and development expenses                                                    --           164,872         142,192
                                                                             ------------    ------------    ------------
          Operating income (loss)                                                 764,386        (469,560)        139,350
                                                                             ------------    ------------    ------------

Other income (expense):
   Interest income                                                                157,522         214,481          86,635
   Interest expense                                                              (836,273)       (829,498)       (138,846)
   Other                                                                           75,798          86,214         (13,742)
                                                                             ------------    ------------    ------------
          Other expense, net                                                     (602,953)       (528,803)        (65,953)
                                                                             ------------    ------------    ------------
          Income (loss) before income taxes                                       161,433        (998,363)         73,397

Provision for income taxes                                                        166,904         107,294           3,118
                                                                             ------------    ------------    ------------
          Net (loss) income                                                  $     (5,471)   $ (1,105,657)   $     70,279
                                                                             ============    ============    ============
Weighted average number of common shares used in computation of net (loss)
   income per share:
          Basic                                                                 4,374,396       4,245,711       3,860,167
                                                                             ============    ============    ============
          Diluted                                                               4,374,396       4,245,711       4,306,536
                                                                             ============    ============    ============
Net (loss) income per common share:
           Basic                                                             $       (.00)   $       (.26)   $        .02
                                                                             ============    ============    ============
           Diluted                                                           $       (.00)   $       (.26)   $        .02
                                                                             ============    ============    ============

                          LANGER, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                               YEAR ENDED      YEAR ENDED      YEAR  ENDED
                                                                               DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                                                   2003            2002           2001
                                                                               ------------    ------------    ------------
                                                                                                               (unaudited)
                                                                                                               (pro forma)
Net sales                                                                      $ 24,720,515    $ 18,676,503    $ 12,782,366
Cost of sales                                                                    16,049,790      11,962,104       8,503,020
                                                                               ------------    ------------    ------------
          Gross profit                                                            8,670,725       6,714,399       4,279,346

General and administrative expenses                                               4,775,142       3,867,882       2,768,134
Selling expenses                                                                  3,131,197       3,151,205       1,623,259
Research and development expenses                                                      --           164,872         182,497
Change in control and restructuring expenses                                           --              --           795,667
                                                                               ------------    ------------    ------------
          Income (loss) from operations                                             764,386        (469,560)     (1,090,211)
                                                                               ------------    ------------    ------------

Other income (expense):
   Interest income                                                                  157,522         214,481          86,614
   Interest expense                                                                (836,273)       (829,498)       (143,394)
   Other                                                                             75,798          86,214         (11,669)
                                                                               ------------    ------------    ------------
          Other expense, net                                                       (602,953)       (528,803)        (68,449)
                                                                               ------------    ------------    ------------
          Income (loss) before income taxes                                         161,433        (998,363)     (1,158,660)

Provision for income taxes                                                          166,904         107,294           3,118
                                                                               ------------    ------------    ------------
        Net loss                                                               $     (5,471)   $ (1,105,657)   $ (1,161,778)
                                                                               ============    ============    ============
Weighted average number of common shares used in Computation of net loss per share:
          Basic                                                                   4,374,396       4,245,711       3,668,924
                                                                               ============    ============    ============
          Diluted                                                                 4,374,396       4,245,711       3,668,924
                                                                               ============    ============    ============
Net loss per common share:
           Basic                                                               $       (.00)   $       (.26)   $       (.32)
                                                                               ============    ============    ============
           Diluted                                                             $       (.00)   $       (.26)   $       (.32)
                                                                               ============    ============    ============